EXHIBIT 99.4

DJ ORTHOPEDICS, INC. UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On November 26, 2003, dj Orthopedics, LLC, a wholly-owned subsidiary of dj Orthopedics, Inc., (collectively “dj Orthopedics” or “the Company”) acquired the bone growth stimulation device (BGS) business from OrthoLogic Corporation (“OrthoLogic”), for $93 million in cash plus certain assumed liabilities and transaction costs amounting to approximately $0.9 million.  The Company acquired all of the operating assets of the BGS business and these assets represent substantially all of the operating assets of OrthoLogic.  The following unaudited pro forma combined financial statements reflect the acquisition using the purchase method of accounting.  The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition.  Consequently, the amounts reflected in the unaudited pro forma combined financial statements are subject to change, and the final amounts may differ substantially.

The unaudited pro forma combined balance sheet as of September 27, 2003, gives effect to the BGS acquisition as if it was completed on that date, and was derived from the historical unaudited balance sheet of OrthoLogic as of September 30, 2003, combined with dj Orthopedics’ historical unaudited consolidated balance sheet as of September 27, 2003. No adjustment has been made to conform the fiscal period end dates of the Company and OrthoLogic.

The unaudited pro forma combined statement of operations for the nine months ended September 27, 2003, illustrates the effect of the acquisition of BGS as if it had occurred on January 1, 2003, and was derived from the historical unaudited statement of operations for OrthoLogic for the nine months ended September 30, 2003, combined with dj Orthopedics’ historical unaudited consolidated statement of operations for the nine months ended September 27, 2003. No adjustment has been made to conform the fiscal period end dates of the Company and OrthoLogic.

The unaudited pro forma combined statement of operations for the year ended December 31, 2002, illustrates the effect of the acquisition of BGS as if it had occurred on January 1, 2002, and was derived from the historical audited statement of operations for OrthoLogic for the year ended December 31, 2002, combined with dj Orthopedics’ historical audited consolidated statement of operations for the year ended December 31, 2002.

The pro forma combined financial statements should be read in conjunction with the separate historical audited and unaudited consolidated financial statements and notes thereto of dj Orthopedics and OrthoLogic contained in their respective 2002 Annual Reports on Form 10-K and their respective Quarterly Reports on Form 10-Q for the quarter ended September 27, 2003 or September 30, 2003, respectively, filed with the Securities and Exchange Commission. The financial statements of OrthoLogic are included herein.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the periods presented nor is it necessarily indicative of future operating results or financial positions.

DJ ORTHOPEDICS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

SEPTEMBER 27, 2003

(In thousands)

	Historical dj Orthopedics	Historical OrthoLogic	OrthoLogic Operations Not Acquired Note 2		Pro Forma Adjustments Note 2		Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$18,696	$12,287	$(12,287	)(a)	$(12,091	)(c)	$6,605
Short-term investments	—	22,174	(22,174	)(a)	—		—
Accounts receivable, net	37,236	9,479	(1,082	)(b)	(494	)(d)	45,139
Inventories, net	13,586	2,284	—		438	(e)	16,308
Deferred tax asset, current portion	10,247	1,667	(1,667	)(a)	—		10,247
Other current assets	3,899	595	(548	)(a)	—		3,946

Total current assets	83,664	48,486	(37,758)		(12,147)		82,245

Property, plant and equipment, net	14,268	1,245	(555	)(a)	185	(f)	15,143
Goodwill	57,566	—	—		39,203	(g)	96,769
Intangible assets, net	15,443	—	—		45,000	(g)	60,443
Debt issuance costs, net	2,596	—	—		2,629	(h)	5,225
Deferred tax asset	50,302	964	(964	)(a)	—		50,302
Long-term investments	—	5,024	(5,024	)(a)	—		—
Investment in Chrysalis BioTechnology	—	750	(750	)(a)	—		—
Other assets	1,089	210	(201	)(a)	—		1,098

Total assets	$224,928	$56,679	$(45,252)		$74,870		$311,225

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,914	$988	$(375	)(a)	$—		$6,527
Accrued compensation and commissions	8,809	2,295	(1,574	)(b)	—		9,530
Accrued interest	2,762	—	—		—		2,762
Accrued performance improvement and restructuring costs	864	—	—		—		864
Other accrued liabilities	7,987	2,982	(2,488	)(a)	—		8,481
Long-term debt, current portion	4,116	—	—		884	(i)	5,000

Total current liabilities	30,452	6,265	(4,437)		884		33,164

12 5/8% Senior Subordinated Notes	74,117	—	—		—		74,117
Long-term debt, less current portion	11,415	—	—		83,585	(i)	95,000
Deferred rent	—	298	(298	)(a)	—		—

Commitments and contingencies
Stockholders’ equity:
Common stock	180	16	(16	)(a)	—		180
Additional paid-in-capital	65,805	139,700	(139,700	)(a)	—		65,805
Notes receivable from stockholders and officers for stock purchases	(2,320)	—	—		—		(2,320)
Accumulated other comprehensive income	864	—	—		—		864
Retained earnings	44,415	(89,463)	89,463	(a)	—		44,415
Treasury stock at cost	—	(137)	137	(a)	—		—

Total stockholders’ equity	108,944	50,116	(50,116)		—		108,944

Total liabilities and stockholders’ equity	$224,928	$56,679	$(54,851)		$84,469		$311,225

See Notes to Unaudited Pro Forma Combined Financial Statements

DJ ORTHOPEDICS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 27, 2003

(In thousands, except per share data)

	Historical dj Orthopedics	Historical OrthoLogic	OrthoLogic Operations Not Acquired Note 2	Pro Forma Adjustments Note 2		Pro Forma Combined

Net revenues	$143,324	$34,263	$—	$128	(j)	$177,715
Costs of goods sold	63,163	5,088	—	798	(k)	69,049
Gross profit	80,161	29,175	—	(670)		108,666
Operating expenses:
Sales, general and administrative	55,379	22,503	(3,747)	(365	)(l)	73,770
Research and development	3,133	6,299	(5,999)	365	(m)	3,798
CPM divesture and related gains	—	(477)	477	—		—
Amortization of acquired intangibles	—	—	—	4,038	(n)	4,038
Performance improvement, restructuring and other	(497)	—	—	—		(497)
Total operating expenses	58,015	28,325	(9,269)	4,038		81,109
Income from operations	22,146	850	9,269	(4,708)		27,557
Interest expense, net of interest income	(9,129)	387	(387)	(1,690	)(o)	(10,819)
Other income	305	—	—	—		305
Income before income taxes	13,322	1,237	8,882	(6,398)		17,043
Provision for income taxes	(5,332)	(31)	31	(1,485	)(p)	(6,817)
Net income	$7,990	$1,206	$8,913	$(7,883)		$10,226

Net income per share:
Basic	$0.45					$0.57
Diluted	$0.43					$0.56

Weighted average shares outstanding used to calculate per share information:
Basic	17,916					17,916
Diluted	18,408					18,408

See Notes to Unaudited Pro Forma Combined Financial Statements

DJ ORTHOPEDICS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2002

(In thousands, except per share data)

	Historical dj Orthopedics	Historical OrthoLogic	OrthoLogic Operations Not Acquired Note 2	Pro Forma Adjustments Note 2		Pro Forma Combined
Net revenues	$182,636	$40,389	$(2,230)	$805	(j)	$221,600
Costs of goods sold	95,878	6,158	—	842	(k)	102,878
Gross profit	86,758	34,231	(2,230)	(37)		118,722
Operating expenses:
Sales, general and administrative	82,630	26,560	(4,459)	(510	)(l)	104,221
Research and development	2,922	3,765	(3,465)	557	(m)	3,779
Impairment of long-lived assets	3,666	—	—	—		3,666
CPM divestiture and related charges	—	(1,047)	1,047	—		—
Amortization of acquired intangibles	—	—	—	5,190	(n)	5,190
Performance improvement, restructuring and other costs	10,008	—	—	—		10,008
Total operating expenses	99,226	29,278	(6,877)	5,237		126,864
Income (loss) from operations	(12,468)	4,953	4,647	(5,274)		(8,142)
Interest expense, net of interest income	(11,888)	661	(661)	(2,477	)(o)	(14,365)
Other expense	(200)	—	—	—		(200)
Income (loss) before income taxes	(24,556)	5,614	3,986	(7,751)		(22,707)
Benefit (provision) for income taxes	9,361	(6)	6	(705	)(p)	8,656
Net income (loss)	$(15,195)	$5,608	$3,992	$(8,456)		$(14,051)

Net income (loss) per share :
Basic	$(0.85)					$(0.79)
Diluted	$(0.85)					$(0.79)

Weighted average shares outstanding used to calculate per share information:
Basic	17,873					17,873
Diluted	17,873					17,873

See Notes to Unaudited Pro Forma Combined Financial Statements

DJ ORTHOPEDICS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.  Basis of Presentation

The unaudited pro forma combined financial statements of dj Orthopedics, Inc. (“dj Orthopedics” or the “Company”) have been prepared by dj Orthopedics using the purchase method of accounting.  The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments.  The unaudited pro forma combined balance sheet as of September 27, 2003, gives effect to the acquisition of the bone growth stimulation device (“BGS”) business as if it was completed on that date, and was derived from the historical unaudited balance sheet of OrthoLogic as of September 30, 2003, combined with dj Orthopedics’ historical unaudited consolidated balance sheet as of September 27, 2003.  No adjustment has been made to conform the fiscal period end dates of the Company and OrthoLogic.

The unaudited pro forma combined statement of operations for the nine months ended September 27, 2003, illustrates the effect of the acquisition of the BGS business as if it had occurred on January 1, 2003, and was derived from the historical unaudited statement of operations for OrthoLogic for the nine months ended September 30, 2003, combined with dj Orthopedics’ historical unaudited consolidated statement of operations for the nine months ended September 27, 2003.  No adjustment has been made to conform the fiscal period end dates of the Company and OrthoLogic.

The unaudited pro forma combined statement of operations for the year ended December 31, 2002, illustrates the effect of the acquisition of the BGS business as if it had occurred on January 1, 2002, and was derived from the historical audited statement of operations for OrthoLogic for the year ended December 31, 2002, combined with dj Orthopedics’ historical audited consolidated statement of operations for the year ended December 31, 2002.

The Company financed the purchase with cash on hand of $12.1 million and a portion of the proceeds of a $100 million term loan received in connection with a new senior secured credit agreement, which also provides the Company with available borrowings under a $30 million revolving credit facility. Proceeds from the term loan were also used to repay the Company’s existing bank debt, amounting to approximately $15.5 million. The term loan bears interest at LIBOR plus 2.75% (currently 3.94%). Principal repayment is scheduled in quarterly installments of $1.25 million through December 31, 2008, with the remaining principal due in two equal installments on March 31, 2009 and May 15, 2009. If more than $15 million of the Company’s Senior Subordinated Notes, due June 15, 2009, remain outstanding on January 2, 2004, the term loan will be due and payable on January 2, 2009. The revolving credit facility permits the Company to enter into revolving loans of up to $30 million, enter into swing line loans and obtain letters of credit. The Company currently has no amounts drawn under the revolving credit facility. Borrowings under the revolving credit facility, if any, will bear interest at variable rates plus an applicable margin. The maturity date of the revolving credit facility is November 26, 2008. The Company incurred debt issuance costs in connection with the new credit agreement of approximately $2.6 million, which have been capitalized and will be amortized as interest expense over the term of the credit agreement.

2.  Assumptions for OrthoLogic and Pro Forma Adjustments

On November 26, 2003, dj Orthopedics, LLC a wholly-owned subsidiary of dj Orthopedics (collectively “dj Orthopedics” or the “Company”) acquired the BGS business from OrthoLogic, for $93 million in cash plus certain assumed liabilities and transaction costs amounting to approximately $0.9 million. The BGS business represents substantially all of the operating assets of OrthoLogic and accordingly included herein are the financial statements of OrthoLogic with pro forma adjustments to eliminate certain executive functions and OrthoLogic operations not acquired.

In addition to the BGS business, OrthoLogic also operates research and development activity related to its Chrysalin® drug platform. dj Orthopedics did not purchase OrthoLogic’s Chrysalin net assets  or activities or certain of OrthoLogic’s senior executive functions.  The columns labeled “OrthoLogic Operations Not Acquired” in the accompanying pro forma combined financial statements reflect the carve out of the OrthoLogic assets, liabilities and operations which were not acquired by the Company and are not part of the BGS business.

The Company acquired all of the operating assets of the BGS business, which is located in Tempe, Arizona and has approximately 140 employees who have become employees of the Company. The Company intends to operate the BGS business as the dj Orthopedics’ Regentek™ division, which will be reported as a separate segment for financial reporting purposes.

In connection with the acquisition, the Company entered into a Transition Services Agreement with OrthoLogic under which certain information technology and general and administrative services will be provided by each party to the other party for up to six months and will be reimbursed at the cost of such services.  In addition, the Company has subleased the portion of the OrthoLogic facility used by the BGS business for one year, with two six-month renewal options, at a cost approximating OrthoLogic’s actual costs for the subleased portion of the facility, including an allocation of rent and all common area maintenance and other expenses.

The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments. A final valuation of acquired intangibles and assessment of useful lives has not yet been completed, which may affect the final allocation of the purchase price to these assets and the related amortization expense. Consequently, the amounts reflected in the unaudited pro forma combined statements of operations are subject to change, and the final amounts may differ substantially.

Pro forma adjustments made by dj Orthopedics in connection with the preparation of the unaudited pro forma combined balance sheet as of September 27, 2003 and the unaudited pro forma combined statements of operations for the nine months and year ended September 27, 2003 and December 31, 2002, respectively, are as follows:

(a)          Adjustments to eliminate the assets, liabilities or equity amounts related to OrthoLogic’s Chrysalin drug platform or executive functions not acquired or assumed as part of OrthoLogic’s BGS operations and therefore excluded from the assets and liabilities acquired.

(b)         Adjustments to OrthoLogic operations not acquired for accounts receivable and accrued compensation and commissions are: (i) dj Orthopedics did not purchase the BGS Medicare or other government accounts receivable and accordingly, an adjustment was made to exclude such accounts receivable from the assets acquired, and (ii) an equal reduction was made in assumed liabilities for BGS accrued compensation and commissions as agreed by the parties to offset the accounts receivable not acquired, as follows (in thousands):

Medicare offsetting reduction	$1,082
Accrued compensation and commissions not acquired	492
Total adjustment for accrued compensation and commissions not acquired	$1,574

(c)          Adjustments to cash and cash equivalents as of September 27, 2003, are as follows (in thousands):

Issuance of new senior secured term loan	$100,000
Purchase of BGS business	(93,000)
Repayment of principal on existing term loan	(15,531)
Estimated debt issuance costs	(2,629)
Estimated transaction costs	(931)
Net adjustment to cash and cash equivalents	$(12,091)

(d)         Adjustment to reverse accounts receivable associated with the conforming revenue adjustment included in adjustment (j).

(e)          Adjustments to inventories as of September 27, 2003, are as follows (in thousands):

Increase to reflect fair market value of acquired inventories	$808
OrthoFrame®/Mayo® product line to be discontinued	(370)
Net adjustment to inventories	$438

The Company acquired OrthoLogic’s OrthoFrame®/Mayo® external fixation product line as part of the BGS business, but intends to discontinue that product line. Accordingly, no value has been assigned to the acquired OrthoFrame/Mayo inventory as the residual value, if any, is expected to be minimal.

(f)            Adjustment to increase property and equipment by $185,000, to reflect fair market value of the assets purchased.

(g)         Purchase price allocation (in thousands):

The purchase price of the acquisition included the cash of $93 million paid to OrthoLogic and the estimated transaction costs incurred by dj Orthopedics in connection with the transaction. The estimated transaction costs incurred by dj Orthopedics primarily include fees for attorneys, accountants and other advisors and filing fees directly related to the transaction. The estimates below are subject to change and the final amounts may differ.

Cash paid for BGS business	$93,000
Estimated transaction costs	931
Total estimated purchase price	$93,931

The estimated purchase price has been preliminarily allocated as follows based on the amounts of the assets and liabilities acquired as of September 30, 2003 (in thousands):

Fair value of net tangible assets acquired and liabilities assumed:
Accounts receivable, net	$7,903
Inventories, net	2,722
Other current assets	47
Fixed assets, net	875
Other assets	9
Accounts payable	(613)
Accrued compensation and commissions	(721)
Other accrued liabilities	(494)
		9,728
Fair value of identifiable intangible assets acquired:
Existing technology	27,700
Patented technology	10,000
Customer relationships	5,200
Customer contract	800
Distribution agreement	700
Order backlog	600
		45,000
Goodwill		39,203
Total estimated purchase price allocation		$93,931

The allocation of the purchase price is preliminary and is subject to change pending completion of the valuation of the intangible assets acquired and subject to the actual balances of assets and liabilities acquired as of the closing date.

(h)         Represents debt issuance costs associated with the new credit facility.

(i)             Adjustments to debt are as follows (in thousands):

Current portion:
Retirement of current debt	$(4,116)
Current portion of new term loan	5,000
Net adjustment to current portion	$884

Long-term portion:
Retirement of current debt	$(11,415)
New term loan, less current portion	95,000
Net adjustment to long-term portion	$83,585

(j)             Adjustments to revenues are as follows:  (i) to conform timing of revenue recognition to the Company’s revenue recognition policy, which is an alternative method accepted under generally accepted accounting principles, (ii) to reclassify sales tax collected and due on product sales from sales, general and administrative expenses to conform with dj Orthopedics’ classification of such contra-revenue amounts, and (iii) to exclude revenue from OrthoLogic’s OrthoFrame/Mayo product line, which will be discontinued by the Company (in thousands):

	For the Nine Months Ended September 27, 2003	For the Year Ended December 31, 2002
Conforming revenue recognition adjustment	$243	$1,040
Reclassification of sales tax collected and due from sales, general and administrative expenses to contra-revenue amount	—	(188)
Elimination of OrthoFrame/Mayo revenues	(115)	(47)
Net adjustments to revenues	$128	$805

(k)          Adjustments to costs of goods sold are as follows: (i) additional costs related to incremental fair market value of inventories recorded upon acquisition, (ii) additional costs of goods sold related to conforming adjustments, (iii) elimination of costs of goods sold for the OrthoFrame/Mayo product line and, (iv) reclassification of certain expenses from sales, general and administrative expenses to conform with dj Orthopedics’ classification of such expenses (in thousands):

	For the Nine Months Ended September 27, 2003	For the Year Ended December 31, 2002
Additional costs of goods sold related to incremental fair market value of inventories	$808	$808
Additional costs of goods sold related to conforming adjustments	65	265
Elimination of OrthoFrame/Mayo costs of goods sold	(196)	(376)
Adjustment to reclassify certain expenses from sales, general and administrative expenses	121	145
Net adjustment to costs of goods sold	$798	$842

(l)             Adjustments to sales, general and administrative expenses are as follows: (i) estimated depreciation expense related to incremental fair market value of acquired property and equipment, calculated on a straight-line basis over the estimated economic lives of the underlying fixed assets ranging from 3 to 5 years, (ii) provision for bad debt and commissions, which are recorded as a fixed percentage of revenue, related to conforming adjustments (iii) adjustment to reclassify sales tax collected and due on product sales to a contra-revenue amount to conform with dj Orthopedics’ classification of such expenses, (iv) reclassification of certain expenses to costs of goods sold to conform to dj Orthopedics’

classification of such expenses (v) reclassification of certain expenses to research and development to conform with dj Orthopedics’ classification of such expenses (in thousands):

	For the Nine Months Ended September 27, 2003	For the Year Ended December 31, 2002
Depreciation on incremental fair value of acquired fixed assets	$44	$58
Provision for bad debt and commissions related to conforming revenue recognition adjustment	77	322
Adjustment to reclassify sales tax to contra-revenue amount	—	(188)
Adjustment to reclassify certain expenses to costs of goods sold	(121)	(145)
Adjustment to reclassify certain expenses to research and development	(365)	(557)
Net adjustments to sales, general and administrative expenses	$(365)	$(510)

(m)       Adjustments to reclassify certain expenses from sales, general and administrative to conform with dj Orthopedics’ classification of such expenses.

(n)         Adjustment to add amortization expense related to acquired intangible assets including existing and patented technology, customer relationships, customer contracts, distribution agreement and order backlog, calculated on a straight-line basis over useful lives ranging from 4 months to 10 years.

(o)         Adjustments to interest expense, net of interest income, are as follows (in thousands):

	For the Nine Months Ended September 27, 2003	For the Year Ended December 31, 2002
Reduction of interest income related to cash used for acquisition	$(81)	$(221)
Reduction of interest expense on retired term loan (weighted average rate of 4.00% and 4.53% for 2003 and 2002, respectively)	723	1,860
Increase of interest expense related to new term loan ($100,000 at the assumed rate of 3.94%)	(2,951)	(3,938)
Net increase of commitment fee on new revolving credit facility	(27)	(29)
Amortization expense related to debt issuance costs of new credit agreement	(359)	(478)
Reduction of amortization expense related to debt issuance costs of retired credit facility	1,005	329
Net adjustments to interest expense	$(1,690)	$(2,477)

Based on the outstanding balance of the new term loan, an immediate change of 0.125% in the applicable interest rate would cause an increase or decrease in annual interest expense of approximately $0.1 million.

(p)         Adjust pro forma combined income tax provision to reflect dj Orthopedics’ effective tax rates of 40.0% and 38.1% in effect for the nine months ended September 30, 2003, and for the year ended December 31, 2002, respectively.